Exhibit 99.1

SONICWALL REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

Sunnyvale, Calif. – July 17, 2003 – SonicWALL, Inc. (Nasdaq: SNWL), a leading provider of comprehensive Internet security solutions, today reported revenues of $21.4 million for the second quarter ended June 30, 2003, representing a decrease of 23% compared to revenues of $27.7 million for the same period in 2002. Revenues increased by 5% sequentially compared to the $20.3 million reported in the first quarter of 2003.

Net loss calculated in accordance with U.S. generally accepted accounting principles (GAAP) for the second quarter of 2003 was $8.1 million, or $(0.12) per share, compared to the GAAP net loss of $2.1 million, or $(0.03) per share, during the same period of the prior year. Pro forma (non-GAAP) net loss for the second quarter of 2003, which excludes $2.5 million of amortization of intangible assets, $1.1 million in restructuring charges and $251,000 stock-based compensation expense, was $4.2 million, or $(0.06) per share, compared to pro forma (non-GAAP) net income for the same period a year ago of $2.4 million, or $0.04 per diluted share, which excludes $2.6 million of amortization of goodwill and intangible assets, $4.0 million in restructuring charges, $204,000 stock-based compensation expense, and an income tax effect of ($2.2) million. The reconciliation of the non-GAAP to GAAP measurements for net income (loss) for the second quarter of fiscal 2003 and 2002 are set forth below with SonicWALL’s financial statements.

“In my first 100 days as CEO of SonicWALL, we have made significant progress in the revitalization of our people, products, and processes,” said Matt Medeiros, SonicWALL President and CEO. “I have met personally with each of our employees, and I am delighted by their commitment and enthusiasm. We continued to strengthen the executive management team with the addition of Steve Franzese as vice president of strategy and Ed Cohen as director of mergers and acquisitions. I have also met with over 200 customers and partners, who have provided invaluable input on future product specifications. Finally, we have engaged the investment community in several conferences over the last few months, during which we have provided information about our product roadmap.”

Continued Medeiros, “On the product front, we released four new products in the second quarter, including the SOHO TZW, the security industry’s first firewall appliance to provide secure wireless connectivity. Customer response to this launch has been tremendous, as we have already exceeded our shipment forecast. We are building on this success, as today we announce a complete wireless solution with the debut of the SonicWALL Long Range Wireless Card and a 10-user version of the SOHO TZW. In addition, we have strengthened our internal processes leading to shortened product development and faster time to market.”

“We enter the third quarter with the latest in a string of strong executive management hires, as today we announced the appointment of Kathy Fisher as CFO,” concluded Medeiros.

Other Recent Company Highlights Include:

•	Upgraded our award-winning Global Management System (GMS) with the release of GMS 2.5, which allows both service providers and network administrators to monitor and manage anywhere from a few to thousands of distributed SonicWALL Internet security appliances from a central location;

•	Announced ViewPoint 2.0, a new version of our Web-based graphical reporting software that offers operators of small- and medium-sized networks a cost-effective means of generating a comprehensive set of graphical reports on all firewalls in the network;

•	Won significant contracts with such customers as Ace Hardware, Brooklyn Public Libraries, Firestone’s Tire Retread Division, the Kansas City School District, Rutgers University, the Salvation Army, the South Dakota School District, and Vans retail locations. Internationally, SonicWALL won significant contracts with Baker’s Delight (Australia); Telecom Italia; and The Body Shop, Kinko’s and Krispy Kreme retail locations across Canada;

•	Continued to receive press acclaim for our products, including a 5-star rating and “Best Buy” award for the SonicWALL TELE3 TZX from SC Magazine, the SonicWALL PRO 330 election to the PC Pro “A” list of products, and the “District’s Choice Top 100 Products” award for the SonicWALL Education Edition from District Administration Magazine.

Conference Call

A conference call to discuss the second quarter 2003 earnings results will take place today at 2 p.m. PDT (5 p.m. EDT).

A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 5:30 p.m. PST (8:30 p.m. EST) today at the company’s website or by telephone through July 24, 2003 at (800) 475-6701 (domestic) or (320) 365-3844 (international), access code 691246.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results in a manner that is focused on the performance of SonicWALL’s ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding shortened product development and faster time to market as a result of strengthened internal processes. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks include the following: the risk that delays in deliveries from suppliers will increase product development time and delay product introduction; the risk that our partners who license our software for use in our products may fail to provide us with updated products or experience delays in providing us with updated products; and the risk that our reliance on one contract manufacturer for all of our product manufacturing and assembly could result in the failure to ship our products in a timely manner if there are disruptions in our relationship with this manufacturer. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2002 and our quarterly reports on Form 10-Q for the quarters ended subsequent to December 31, 2002. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL

SonicWALL, Inc. is the leading provider of integrated Internet security appliances offering access security, transaction security and security services for the enterprise, e-commerce, SME, education, retail point-of-sale, and government markets. Core technologies include firewall, VPN, SSL, high availability, anti-virus, content filtering and vulnerability assessment. Together, these products and technologies provide the most comprehensive Distributed Security Architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the Nasdaq Stock Market under the symbol SNWL. For more information, contact SonicWALL at (408) 745-9600 or visit the company Web site at http://www.sonicwall.com.

Contact:

Denise Franklin (Investor Relations)

SonicWALL, Inc.

(408) 752-7907

dfranklin@sonicwall.com

or

Kristin Fabos (Media Relations)

SonicWALL, Inc.

(408) 962-7108

kfabos@sonicwall.com

SonicWALL, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002
Revenue:
Product	$14,500	$21,771	$28,751	$41,374
License and Service	6,901	5,973	12,956	14,472

Total Revenue	21,401	27,744	41,707	55,846
Cost of Revenue:
Product	7,344	6,520	13,181	13,405
License and Service	1,371	1,004	2,955	1,986

Total Cost of Revenue	8,715	7,524	16,136	15,391

Gross Margin	12,686	20,220	25,571	40,455

Operating Expenses:
Research and Development	4,714	4,431	9,017	9,543
Sales and Marketing	10,255	11,427	20,523	22,951
General and Administrative	2,874	2,509	5,408	5,316
Amortization of Purchased Intangibles	2,541	2,578	5,082	5,156
Restructuring Charges	1,104	3,969	1,266	3,969
Stock-Based Compensation	251	204	394	832

Total Operating Expenses	21,739	25,118	41,690	47,767

Loss from Operations	(9,053)	(4,898)	(16,119)	(7,312)
Other Income, net	1,032	1,695	2,325	3,380

Loss before Taxes	(8,021)	(3,203)	(13,794)	(3,932)
Benefit from (Provision for)
Income Taxes	(73)	1,093	1,827	1,263

Net Loss	$(8,094)	$(2,110)	$(11,967)	$(2,669)
Net Loss
Per Share:
Basic and Diluted	$(0.12)	$(0.03)	$(0.18)	$(0.04)
Shares Used in
Per Share Calculations:
Basic and Diluted	67,658	67,110	67,608	66,932

SonicWALL, Inc.

PRO FORMA (Non-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Purchased Intangibles,

Restructuring Charges and Stock-Based Compensation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenue:
Product	$14,500	$21,771	$28,751	$41,374
License and Service	6,901	5,973	12,956	14,472

Total Revenue	21,401	27,744	41,707	55,846
Cost of Revenue:
Product	7,344	6,520	13,181	13,405
License and Service	1,371	1,004	2,955	1,986

Total Cost of Revenue	8,715	7,524	16,136	15,391

Gross Margin	12,686	20,220	25,571	40,455

Operating Expenses:
Research and Development	4,714	4,431	9,017	9,543
Sales and Marketing	10,255	11,427	20,523	22,951
General and Administrative	2,874	2,509	5,408	5,316

Total Operating Expenses	17,843	18,367	34,948	37,810

Pro Forma Income (Loss) from Operations	(5,157)	1,853	(9,377)	2,645
Other Income, net	1,032	1,695	2,325	3,380

Pro Forma Income (Loss) before Taxes	(4,125)	3,548	(7,052)	6,025
Benefit from (Provision for) Income Taxes	(73)	(1,100)	864	(1,893)

Pro Forma Net Income (Loss)	$(4,198)	$2,448	$(6,188)	$4,132
Pro Forma Net Income (Loss)
Per Share:
Basic	$(0.06)	$0.04	$(0.09)	$0.06
Diluted	$(0.06)	$0.04	$(0.09)	$0.06
Shares Used in
Per Share Calculations:
Basic	67,658	67,110	67,608	66,932
Diluted	67,658	68,766	67,608	69,524
Reconciliation of the above pro forma amounts to GAAP net loss:
Pro forma Net Income (Loss)	$(4,198)	$2,448	$(6,188)	$4,132

Amortization of Purchased Intangibles	2,541	2,578	5,082	5,156
Restructuring Charges	1,104	3,969	1,266	3,969
Stock-Based Compensation	251	204	394	832
Income Tax Effect	—	(2,193)	(963)	(3,156)

Net effect of Pro Forma Adjustments	3,896	4,558	5,779	6,801

Net Loss	$(8,094)	$(2,110)	$(11,967)	$(2,669)

SonicWALL, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$146,486	$125,530
Short term investments	87,438	107,354
Accounts receivable, net	8,727	13,274
Inventories	5,108	5,765
Prepaid expenses and other	2,304	3,416
Deferred tax asset	—	14,065

Total Current Assets	250,063	269,404
Property and equipment, net	5,820	6,175
Goodwill, net	97,953	97,953
Purchased intangibles, net	26,093	31,174
Other assets	381	392

	$380,310	$405,098

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,596	$6,802
Accrued restructuring	1,828	1,442
Accrued compensation and related benefits	3,956	4,780
Other accrued liabilities	5,024	4,960
Income taxes payable	736	4,265
Deferred revenue	17,034	13,394

Total Current Liabilities	34,174	35,643
Deferred tax liability	—	12,272

Total liabilities	34,174	47,915
Shareholders’ Equity	346,136	357,183

	$380,310	$405,098